EXHIBIT 10.5

STOCK UNIT AGREEMENT

GRANTED TO:

DATE OF GRANT:

GRANTED PURSUANT TO: General Cable Corporation 2005 Stock Incentive Plan

NUMBER OF UNITS:

VESTING SCHEDULE:

1. This Stock Unit Agreement (the “Agreement”) is made and entered into as of      (the “Date of Grant”) between General Cable Corporation, a Delaware corporation (the “Company”), and      (the “Participant”), as a participant (the “Participant”) in the General Cable Corporation 2005 Stock Incentive Plan (the “Plan”), a copy of which is enclosed herewith. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

2. The Participant is granted      restricted units of the Common Stock of the Company (the “Stock Units”). The Stock Units are granted as provided for under the Plan and are subject to the terms and conditions set forth in the Plan and this Agreement. This grant of Stock Units shall vest according to the vesting schedule set forth above. The Stock Units granted hereunder are a matter of separate inducement and are not in lieu of salary or other compensation for the Participant’s services.

3. The Stock Units shall be promptly recorded on the books of the Company in the Participant’s name as restricted Stock Unit awards. When and if the vesting restrictions, as set forth in the vesting schedule above, terminate, the Participant shall be entitled to a payment in shares of Common Stock only, one share of Common Stock for each Stock Unit granted hereunder, and the Participant shall have no rights to the Stock Units until all vesting restrictions terminate.

4. If under Section 12 of the Plan, the Participant shall be entitled to new, additional or different Stock Units, such new, additional or different Stock Units shall be subject to the restrictions on transferability as provided in Paragraphs 5 and 6 below.

5. The Stock Units shall be subject to restrictions on transferability as provided in Paragraph 6 below. Subject to Paragraph 7 below, such restrictions shall be removed from the Stock Units according to the vesting schedule set forth above. Upon the termination of vesting restrictions and delivery of shares of Common Stock under this Agreement, the Participant shall have all the rights of a shareholder with respect to such shares of Common Stock, including, but not limited to, the right to vote such shares and to receive all dividends and other distributions paid with respect to them, and all such shares shall be evidenced by a certificate or certificates, as provided in Paragraphs 10 and 11 below. While the vesting restrictions are in place, the Participant shall not be entitled to Dividend Equivalents Rights. Notwithstanding anything contained in this Agreement to the contrary, all Stock Units shall become fully vested immediately upon the occurrence of the Change in Control of the Company in accordance with Section 13 of the Plan.

6. During the period when the Stock Units are subject to restrictions on transferability, none of the Stock Units that are subject to such restrictions shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. Any attempt by the Participant to dispose of any of the Stock Units in any such manner shall result in the immediate forfeiture of the Stock Units and any other Stock Units or shares of Common Stock then held by the Company or the designated escrow agent on the Participant’s behalf.

7. In the event of the termination of the Participant’s employment, the Participant’s Stock Units shall vest or be forfeited, as applicable, in accordance with Section 14 of the Plan.

8. Subject to Section 10(c) of the Plan, the Participant shall be entitled to defer receipt of shares of Common Stock upon the termination of the vesting restrictions applicable to the Stock Units only under the terms of an agreement with the Company acceptable to the Company under the terms of the General Cable Corporation Deferred Compensation Plan and applicable law. Further, the Company reserves the right to cause deferral to be made so as to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.

9. By his or her acceptance of this Agreement, the Participant agrees to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the Stock Units or any shares of Common Stock issued to the Participant upon the termination of vesting restrictions related to the Stock Unites. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or a Subsidiary, as the case may be, to the Participant.

10. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing any shares of Common Stock delivered to the Participant under this Agreement shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.

11. The Participant covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Participant pursuant to this Agreement, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the Stock Units or shares of Common Stock subject to this Agreement, (i) that he or she takes the Stock Units or such shares of Common Stock for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such Stock Units or shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the Stock Units or shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such Stock Units or shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Participant agrees that the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.

12. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions. In the event, however, of any conflict between the provisions of this Agreement or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Participant, the provisions of the latter shall prevail.

13. This Agreement is not a contract of employment and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Participant’s employment, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Subsidiaries. This Agreement shall be governed by and construed in accord with the laws of the Commonwealth of Kentucky, excluding principles of conflicts of law.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

GENERAL CABLE CORPORATION

By:

Name:
Title:

ACCEPTED:

[Insert the name of the Participant]